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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-9409 (Commission File Number)	91-6087550 (I.R.S. Employer Identification No.)
14900 Interurban Avenue South, Suite 282, Seattle, WA 98168 (Address of Office)
(206) 674-4639 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On February 14, 2005, Mercer International Inc. ("Mercer") announced in a news release that it had completed its previously announced acquisition of the Celgar NBSK pulp mill for approximately $210 million plus an amount for working capital from KPMG Inc. as receiver of all of the assets of Stone Venepal (Celgar) Pulp Inc. $170 million of the purchase price was paid in cash and $40 million was paid in shares of Mercer issued at a price of $9.50 per share. A copy of the news release is attached as Exhibit 99.1 to this report (the "News Release").

ITEM 8.01 OTHER EVENTS

        On February 14, 2005, Mercer also announced in the News Release that it had completed its previously announced sale of an aggregate of $310 million of 9.25% senior unsecured notes due 2013 (a final copy of the first supplemental indenture governing these notes is attached as Exhibit 4.1 to this report) and 9,416,196 shares of beneficial interest at an offering price of $8.50 per share. A copy of the News Release is attached as Exhibit 99.1 to this report.

        On February 14, 2005, a wholly owned subsidiary of Mercer completed a $30 million revolving working capital facility for the Celgar pulp mill (a copy of which is attached as Exhibit 10.2 to this report) and another wholly owned subsidiary completed a €40 million revolving working capital facility for its Rosenthal pulp mill (a copy of which is attached as Exhibit 10.1 to this report). In connection with such Rosenthal credit facility, Mercer and certain wholly owned subsidiaries entered into a shareholders' undertaking agreement (a copy of which is attached as Exhibit 10.3 to this report).

        The foregoing description of the first supplemental indenture, the Celgar credit facility, the Rosenthal credit facility and the shareholders' undertaking agreement does not purport to be complete and is qualified in its entirety by reference to the respective documents.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired

        The Financial Statements of Stone Venepal (Celgar) Pulp Inc. were previously filed on Form 8-K/A filed on December 10, 2004.

(c)
Exhibits
Exhibit No.	Description
4.1	First Supplemental Indenture dated as of February 14, 2005 supplementing the base indenture dated December 10, 2004
10.1	Credit Facility among D&Z Holding GmbH, Zellstolf und Papierfabrik Rosenthal GmbH, ZPR Beteiligungs GmbH and Bayerische Hypo-und Vereinsbank AG dated February 2005
10.2	Credit Facility among 0706906 B.C. Ltd. (now known as Zellstolf Celgar Limited), Royal Bank of Canada and HSBC Bank of Canada dated for reference February 11, 2005
10.3	Shareholders' Undertaking Agreement dated February 2005
99.1	News Release dated February 14, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ DAVID M. GANDOSSI David M. Gandossi Secretary

Date: February 17, 2005

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture dated as of February 14, 2005 supplementing the base indenture dated December 10, 2004
10.1	Credit Facility among D&Z Holding GmbH, Zellstolf und Papierfabrik Rosenthal GmbH, ZPR Beteiligungs GmbH and Bayerische Hypo- und Vereinsbank AG dated February 2005
10.2	Credit Facility among 0706906 B.C. Ltd. (now known as Zellstolf Celgar Limited), Royal Bank of Canada and HSBC Bank of Canada dated for reference February 11, 2005
10.3	Shareholders' Undertaking Agreement dated February 2005
99.1	News Release dated February 14, 2005

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SIGNATURES
MERCER INTERNATIONAL INC. FORM 8-K EXHIBIT INDEX